UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 16, 2008
NAVIGANT CONSULTING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12173	36-4094854

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification Number)
30 S. Wacker, Chicago, IL 60611
(Address of Principal Executive Offices) (Zip Code)
(312) 573-5600
(Registrant’s telephone number, including area code)
N.A.
(Former Name or Former Address if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Valerie B. Jarrett, a director of the Navigant Consulting, Inc., has advised the Chairman of the Board of the Company that she is resigning as a director of the Company effective January 1, 2009 as a result of her appointment as Senior Counselor and Assistant to the President for Intergovernmental Relations and Public Liaison by President-elect Obama.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.
Date: November 18, 2008	By:	/s/ Monica M. Weed
Monica M. Weed
Vice President, General Counsel and Secretary